REINSURANCE TRANSACTION WITH RADNOR RE & RELATED MORTGAGE INSURANCE-LINKED NOTES MARCH 29, 2018

2 DISCLAIMER This presentation may include “forward-looking statements” which are subject to known and unknown risks and uncertainties, many of which may be beyond our control. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," “should,” “expect,” "plan," "anticipate," "believe," “estimate,” “predict,” or "potential" or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: changes in or to Fannie Mae and Freddie Mac (the “GSEs”), whether through Federal legislation, restructurings or a shift in business practices; failure to continue to meet the mortgage insurer eligibility requirements of the GSEs; competition for customers; lenders or investors seeking alternatives to private mortgage insurance; an increase in the number of loans insured through Federal government mortgage insurance programs, including those offered by the Federal Housing Administration; decline in new insurance written and franchise value due to loss of a significant customer; decline in the volume of low down payment mortgage originations; the definition of "Qualified Mortgage" reducing the size of the mortgage origination market or creating incentives to use government mortgage insurance programs; the definition of "Qualified Residential Mortgage" reducing the number of low down payment loans or lenders and investors seeking alternatives to private mortgage insurance; the implementation of the Basel III Capital Accord discouraging the use of private mortgage insurance; a decrease in the length of time that insurance policies are in force; uncertainty of loss reserve estimates; deteriorating economic conditions; our non-U.S. operations becoming subject to U.S. Federal income taxation; becoming considered a passive foreign investment company for U.S. Federal income tax purposes; and other risks and factors described in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission on February 20, 2018. Any forward-looking information presented herein is made only as of the date of this presentation, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Transaction Overview

Ceding Insurer:	➢ On March 22, 2018, Essent Guaranty, Inc., a wholly owned subsidiary of Essent Group Ltd., obtained fully collateralized excess of loss reinsurance coverage on mortgage insurance policies written in 2017. ➢ The total amount of reinsurance was $424.4 million as of the closing date.
Reinsurer:	➢ For this transaction, reinsurance is provided by Radnor Re 2018-1 Ltd. ("Radnor Re"), a newly formed Bermuda based special purpose insurer. Radnor Re is not a subsidiary or an affiliate of Essent Group Ltd. ➢ Radnor Re has funded its reinsurance obligations by issuing three classes of mortgage insurance-linked notes with 10-year legal maturities in an unregistered private offering. The notes are non-recourse to any assets of Essent Guaranty, Inc. or its affiliates. ➢ The proceeds of the notes offering were deposited into a reinsurance trust account for the benefit of Essent Guaranty, Inc. The noteholders have a subordinated interest in the reinsurance trust account, which is the sole source of funds for the repayment of the notes.
Essent Benefits:	➢ This transaction is expected to provide the following benefits to Essent: ➢ Diversified source of capital ➢ A layer of protection against adverse credit losses ➢ Enhanced counterparty strength ➢ PMIERs required asset credit

ESSENT® GROUP

3

MORTGAGE INSURANCE-LINKED NOTES AT CLOSING

CLASS	BALANCE	MORNINGSTAR RATING	% OF RISK IN FORCE	CREDIT ENHANCEMENT %	WEIGHTED AVERAGE LIFE*	INDEX	SPREAD
A-H	$9,337,069,000		93.50%	6.50%	RETAINED BY ESSENT		
M-1	$189,737,000	BBB	1.90%	4.60%	2.06 yrs.	1 Mo. LIBOR	140bps
M-2	$209,710,000	BB-	2.10%	2.50%	4.53 yrs.	1 Mo. LIBOR	270bps
B-1	$24,965,000	B+	0.25%	2.25%	5.01 yrs.	1 Mo. LIBOR	380bps
B-2H	$224,689,381		2.25%	0.00%	RETAINED BY ESSENT		
OFFERED NOTES	**$424,412,000**		**4.25%**				

TRANSACTION HIGHLIGHTS:

- Radnor Re collateralized and funded the reinsurance coverage by issuing $424.4 million of mortgage insurance-linked series 2018-1 notes to investors.
- The reference pool has an aggregate unpaid principal balance of $40.6 billion and risk in force of $10.0 billion as of the January 31, 2018 cut-off date.
- Investors purchased the M-1, M-2 and B-1 Notes, which are 1-month LIBOR-based floating rate securities with a 10-year legal maturity.
- Radnor Re used the Series 2018-1 note proceeds to purchase investments to fully fund the reinsurance trust post closing on March 22, 2018.
- Essent Guaranty, Inc., is required to make premium payments to Radnor Re to cover interest payments on the Series 2018-1 notes less investment income from the assets in the reinsurance trust.
- Essent Guaranty, Inc. has an option to call the transaction any time after the fifth year. If this call option is not exercised, the spread on the notes will increase by 1.5 times.

*WALs based on assumptions of 10% CPR, no losses and that Essent exercises its option to call the deal on March 25, 2023

ESSENT® GROUP

4